EXHIBIT 99.1

PRA Group Reports First Quarter 2015 Results

NORFOLK, Va., May 6, 2015 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring defaulted receivables, today reported its financial results for the first quarter of 2015.

First Quarter Highlights

  Cash collections of $399.7 million, up 28% from the first quarter of 2014.
  Revenues of $245.2 million, up 26%.
  Income from operations of $96.2 million, up 34%.
  Net income of $58.1 million, up 42%.
  $1.19 diluted earnings per share, compared with $0.81 in the year-ago quarter, up 47%.
  30.1% return on average equity, annualized.
  $212.9 million in investments.

"We are very pleased with the strong start to 2015. Our investment levels continue to be high, setting a record of $139 million in core portfolios in the Americas," said Steve Fredrickson, chairman, president and chief executive officer, PRA Group. "PRA Group also produced another record by collecting almost $400 million during the period. This quarter produced the type of results we look to deliver and we will work hard to continue this momentum through the year."

REVENUES

  Total revenues of $245.2 million in the first quarter included finance receivables income net of principal amortization and net allowance charges. Net finance receivables income was $228.4 million, up 28% from $178.0 million in the year-ago quarter.
  Cash collections increased 28% in the first quarter from the year-ago quarter to $399.7 million, and included collections from these finance receivables sources:
Cash Collection Source ($ in thousands)	Q12015	Q42014	Q32014	Q22014	Q12014
Americas-Core	$ 219,371	$ 185,921	$ 189,027	$ 190,229	$ 187,818
Americas-Insolvency	95,533	103,104	110,544	124,101	120,702
Europe-Core	83,876	84,398	73,172	4,944	4,847
Europe-Insolvency	967	5	--	--	--
Total Cash Collections	$ 399,747	$ 373,428	$ 372,743	$ 319,274	$ 313,367

  Principal amortization of finance receivables in the first quarter was $171.3 million or 42.9% of cash collections, compared with 43.2% in the year-ago quarter. Principal amortization included a net allowance charge of $1.6 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance reversal of $2.0 million recorded in the year-ago quarter.
  Revenues in the first quarter also included income from PRA Group's fee-based businesses of $13.1 million, compared with $15.6 million in the year-ago quarter.

EXPENSES AND OPERATING INCOME

  Operating expenses were $149.0 million in the first quarter, compared with $122.3 million a year ago, an increase of 22%.
  Operating income in the first quarter was $96.2 million, compared with $71.6 million in the year-ago quarter. The operating margin was 39.2% in the first quarter.
  The provision for income taxes was $30.0 million in the first quarter, up 16% from the year-ago quarter. PRA Group's provision for income taxes was 34.1% of income before taxes in the first quarter, compared with 38.8% in the year-ago quarter, reflecting the impact of earning income in lower tax rate geographies.

PORTFOLIO ACQUISITIONS

  PRA Group invested $185.0 million in new finance receivables purchased from receivable sellers in the first quarter. The Company also invested $27.9 million in a securitized fund in Poland specifically formed to purchase and collect on Polish finance receivables. This brought total investment in the quarter to $212.9 million. This compares with $152.7 million in the year-ago quarter.

Portfolio Purchase Source ($ in thousands)	Q12015	Q42014	Q32014	Q22014	Q12014
Americas-Core	$ 138,498	$ 119,714	$ 118,018	$ 91,904	$ 79,085
Americas-Insolvency	16,437	24,949	38,535	16,187	72,003
Europe-Core (1)	21,579	123,194	734,803	1,121	1,626
Europe-Insolvency	8,510	11,625	--	--	--
Total Portfolio Purchasing	$ 185,024	$ 279,482	$ 891,356	$ 109,212	$ 152,714

(1) Excludes the $27.9 million and $34.7 million investment in the securitized fund in Poland during the three months ended March 31, 2015 and December 31, 2014, respectively.

BALANCE SHEET

  Borrowings totaled $1,479.3 million at March 31, 2015, consisting of $467.8 million drawn on the domestic revolver, $398.4 million drawn on the multi-currency revolver, $261.9 million in convertible senior notes, $181.3 million in other long-term debt and $169.9 million in seller financing related to the acquisition of Aktiv Kapital. Total borrowings were $450.3 million at March 31, 2014.
  Cash and cash equivalents were $40.5 million at March 31, 2015, compared with $191.8 million at March 31, 2014.
  During the first quarter, the Company repurchased approximately 1.5 million shares of its common stock for $77.8 million at an average price of $52.65.
  Net deferred tax liabilities were $265.7 million at March 31, 2015, compared with $220.9 million at March 31, 2014.
  Stockholders' equity was $817.3 million at March 31, 2015, compared with $910.2 million at March 31, 2014.

Conference Call Information

PRA Group will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call, visit http://ir.pragroup.com/events.cfm. To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 30685528. A question-and-answer session on the call will be open only to analysts or investors. To listen to a replay of the call until May 13, 2015, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 30685528.

About PRA Group

As a global leader in acquiring defaulted receivables, PRA Group (Nasdaq:PRAA) returns capital to global banks and other creditors to help expand financial services for consumers in North America and Europe. PRA Group companies collaborate with customers to help them resolve their debt and provide a broad range of additional revenue and recovery services to business and government clients.

PRA has been recognized as one of Fortune's 100 Fastest-Growing Companies for the past three years and one of Forbes' Best Small Companies in America for eight consecutive years since 2007. For more information, please visit www.pragroup.com.

About Forward Looking Statements

Statements made herein which are not historical in nature, including PRA Group's or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group's filings with the Securities and Exchange Commission including but not limited to PRA Group's annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA Group's website, which contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenues:
Income recognized on finance receivables, net	$ 228,403	$ 177,970
Fee income	13,053	15,608
Other revenue	3,750	344

Total revenues	245,206	193,922

Operating expenses:
Compensation and employee services	65,271	51,385
Legal collection fees	13,691	10,833
Legal collection costs	20,854	26,533
Agency fees	8,261	1,450
Outside fees and services	12,797	10,791
Communication	10,418	8,963
Rent and occupancy	3,560	2,338
Depreciation and amortization	4,610	3,947
Other operating expenses	9,578	6,100

Total operating expenses	149,040	122,340

Income from operations	96,166	71,582

Other income and (expense):
Interest income	147	1
Interest expense	(14,923)	(4,860)
Net foreign exchange gain	6,789	8

Income before income taxes	88,179	66,731

Provision for income taxes	30,044	25,891

Net income	$ 58,135	$ 40,840

Net income per common share:
Basic	$ 1.19	$ 0.82
Diluted	$ 1.19	$ 0.81

Weighted average number of shares outstanding:
Basic	48,724	49,929
Diluted	49,052	50,363

PRA Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31,	December 31,
ASSETS	2015	2014

Cash and cash equivalents	$ 40,542	$ 39,661
Investments	91,470	89,703
Finance receivables, net	1,954,772	2,001,790
Other receivables, net	16,834	12,959
Net deferred tax asset	5,771	6,126
Property and equipment, net	46,855	48,258
Goodwill	496,653	527,445
Intangible assets, net	10,042	10,933
Other assets	37,674	41,876

Total assets	$ 2,700,613	$ 2,778,751

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 7,838	$ 4,446
Accrued expenses	69,250	89,361
Income taxes payable	22,120	11,020
Other liabilities	6,725	5,962
Net deferred tax liability	265,661	255,587
Interest bearing deposits	32,439	27,704
Borrowings	1,479,262	1,482,456

Total liabilities	1,883,295	1,876,536

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 100,000 authorized shares, 48,320 issued and outstanding shares at March 31, 2015, and 49,577 issued and outstanding shares at December 31, 2014	483	496
Additional paid-in capital	31,339	111,659
Retained earnings	964,145	906,010
Accumulated other comprehensive (loss)	(178,649)	(115,950)
Total stockholders' equity	817,318	902,215

Total liabilities and equity	$ 2,700,613	$ 2,778,751

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	As of and for the
	Three Months Ended March 31,
	2015	2014	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 228,403	$ 177,970	28%
Fee income	13,053	15,608	-16%
Other revenue	3,750	344	990%
Total revenues	245,206	193,922	26%
Operating expenses	149,040	122,340	22%
Income from operations	96,166	71,582	34%
Net interest expense	14,776	4,859	204%
Net income	58,135	40,840	42%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 40,542	$ 191,819	-79%
Finance receivables, net	1,954,772	1,253,961	56%
Goodwill and intangible assets, net	506,695	118,800	327%
Total assets	2,700,613	1,642,613	64%
Borrowings	1,479,262	450,278	229%
Total liabilities	1,883,295	732,395	157%
Total equity	817,318	910,218	-10%

FINANCE RECEIVABLE INCOME (dollars in thousands)
Cash collections	$ 399,747	$ 313,367	28%
Cash collections on fully amortized pools	17,005	16,516	3%
Principal amortization without allowance (reversals)/charges	169,714	137,350	24%
Allowance (reversal)/charge	1,630	(1,953)	-183%
Principal amortization with allowance (reversals)/charges	171,344	135,397	27%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	42.9%	43.2%	-1%
Excluding fully amortized pools	44.8%	45.6%	-2%
Allowance (reversal)/charge to period-end net finance receivables	0.1%	(0.2%)	-154%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - Americas core	$ 138,498	$ 79,085	75%
Purchase price - Americas insolvency	16,437	72,003	-77%
Purchase price - Europe core	21,579	1,626	1227%
Purchase price - Europe insolvency	8,510	--	100%
Purchase price - total	185,024	152,714	21%
Number of portfolios - total	139	104	34%
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$ 2,370,086	$ 1,891,511	25%
Estimated remaining collections - Americas insolvency	577,319	793,855	-27%
Estimated remaining collections - Europe core	1,619,454	19,358	8266%
Estimated remaining collections - Europe insolvency	24,838	--	100%
Estimated remaining collections - total	4,591,697	2,704,724	70%
Adjusted estimated remaining collections (7)	4,716,230	--	--

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 1.19	$ 0.81	47%
Weighted average number of shares outstanding - diluted	49,052	50,363	-3%
Shares repurchased	1,478	--	100%
Average price paid per share repurchased (including acquisitions costs)	$ 52.65	$ --	100%
Closing market price	$ 54.32	$ 57.86	-6%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	30.1%	18.2%	65%
Return on revenue (2)	23.7%	21.1%	13%
Return on average assets (3)	8.7%	10.0%	-13%
Operating margin (4)	39.2%	36.9%	6%
Operating expense to cash receipts (5)	36.1%	37.2%	-3%
Debt to equity (6)	181.0%	49.5%	266%
Number of full-time equivalent collectors	2,395	2,379	1%
Number of full-time equivalent employees	3,847	3,621	6%
Cash receipts (5)	$ 412,800	$ 328,975	25%
Line of credit - unused portion at period end	323,812	435,500	-26%
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2015	2014	2014	2014	2014
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 228,403	$ 222,660	$ 224,326	$ 182,518	$ 177,970
Fee income	13,053	22,800	12,757	14,510	15,608
Other revenue	3,750	5,271	1,890	315	344
Total revenues	245,206	250,731	238,973	197,343	193,922
Operating expenses	149,040	140,871	150,784	124,906	122,340
Income from operations	96,166	109,860	88,189	72,437	71,582
Net interest expense	14,776	13,493	11,807	5,067	4,859
Net income	58,135	46,991	51,167	37,507	40,840

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 40,542	$ 39,661	$ 70,300	$ 270,526	$ 191,819
Finance receivables, net	1,954,772	2,001,790	1,913,710	1,219,595	1,253,961
Goodwill and intangible assets, net	506,695	538,378	606,716	118,927	118,800
Total assets	2,700,613	2,778,751	2,757,429	1,695,362	1,642,613
Borrowings	1,479,262	1,482,456	1,425,409	448,785	450,278
Total liabilities	1,883,295	1,876,536	1,797,569	743,106	732,395
Total equity	817,318	902,215	959,860	952,256	910,218

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 399,747	$ 373,428	$ 372,743	$ 319,274	$ 313,367
Cash collections on fully amortized pools	17,005	17,785	17,105	16,943	16,516
Principal amortization without allowance (reversals)/charges	169,714	149,753	150,115	139,055	137,350
Allowance (reversal)/charge	1,630	1,015	(1,698)	(2,299)	(1,953)
Principal amortization with allowance (reversals)/charges	171,344	150,768	148,417	136,756	135,397
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	42.9%	40.4%	39.8%	42.8%	43.2%
Excluding fully amortized pools	44.8%	42.4%	41.7%	45.2%	45.6%
Allowance (reversal)/charge to period-end net finance receivables	0.1%	0.1%	-0.1%	-0.2%	-0.2%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$ 138,498	$ 119,714	$ 118,018	$ 91,904	$ 79,085
Purchase price - North America insolvency	16,437	24,949	38,535	16,187	72,003
Purchase price - Europe core	21,579	123,194	734,803	1,121	1,626
Purchase price - Europe insolvency	8,510	11,625	--	--	--
Purchase price - total	185,024	279,482	891,356	109,212	152,714
Number of portfolios - total	139	142	125	85	104
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$ 2,370,086	$ 2,229,403	$ 2,089,253	$ 1,948,414	$ 1,891,511
Estimated remaining collections - Americas insolvency	577,319	642,552	697,662	733,176	793,855
Estimated remaining collections - Europe core	1,619,454	1,478,738	1,582,135	20,349	19,358
Estimated remaining collections - Europe insolvency	24,838	15,021	--	--	--
Estimated remaining collections - total	4,591,697	4,365,714	4,369,050	2,701,939	2,704,724
Adjusted estimated remaining collections (7)	4,716,230	4,437,264	--	--	--

SHARE DATA-ADJUSTED (7) (share amounts in thousands)
Net income per common share - diluted	$ 1.19	$ 0.93	$ 1.01	$ 0.74	$ 0.81
Weighted average number of shares outstanding - diluted	49,052	50,444	50,439	50,437	50,363
Shares repurchased	1,478	574	--	--	--
Average price paid per share repurchased (including acquisitions costs)	$ 52.65	$ 57.79	$ --	$ --	$ --
Closing market price	$ 54.32	$ 57.93	$ 52.23	$ 59.53	$ 57.86

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	30.1%	20.2%	21.1%	16.0%	18.2%
Return on revenue (2)	23.7%	18.7%	21.4%	19.0%	21.1%
Return on average assets (3)	8.7%	6.9%	7.3%	9.0%	10.0%
Operating margin (4)	39.2%	43.8%	36.9%	36.7%	36.9%
Operating expense to cash receipts (5)	36.1%	35.6%	39.1%	37.4%	37.2%
Debt to equity (6)	181.0%	164.3%	148.5%	47.1%	49.5%
Number of collectors	2,395	2,457	2,498	2,258	2,379
Number of full-time equivalent employees	3,847	3,880	3,913	3,567	3,621
Cash receipts (5)	$ 412,800	$ 396,228	$ 385,500	$ 333,784	$ 328,975
Line of credit - unused portion at period end	323,812	352,926	513,800	650,000	435,500
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

CONTACT: Investor Contact:
         Darby Schoenfeld
         Director of Investor Relations
         (757) 431-7913
         DCSchoenfeld@PRAGroup.com

         News Media Contact:
         Nancy Porter
         Vice President, Corporate Communications
         (757) 431-7950
         NAPorter@PRAGroup.com